UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 29, 2005

GEOCOM RESOURCES INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-49621

(Commission File Number)

98-0349734

(IRS Employer Identification No.)

413-114 West Magnolia, Bellingham, WA 98225

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 360-392-2898

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Geocom Resources Inc. (the “Company” or our company) entered into an option agreement dated November 29, 2005 with Latin American Minerals Inc. in respect of its La Carolina project located in San Luis Province, Argentina. TNR Gold Corp is also a party to the agreement as is its wholly owned subsidiary, Compania Minera Solitario Argentina S.A. which currently holds title to the property. Latin American Minerals Inc. is a mineral exploration company based in Toronto, Ontario, Canada and Buenos Aires, Argentina that is focused on gold exploration in Argentina.

The option agreement requires Latin American Minerals to pay a total of $125,000 and issue a total of 125,000 shares to our company and TNR Gold Corp., to be divided equally between them, over a period of four years. Pursuant to the option agreement, Latin American Minerals has the right to earn an undivided 75% interest in the property by making the cash and share payments and by making a total of $1,000,000 in exploration expenditures on the property over a period of five years. Latin American Minerals is entitled to earn a 37.5% interest in the property upon making $500,000 in exploration expenditures and by paying a total of $62,500 in cash and issuing 62,500 share to our company and TNR Gold Corp. However, title to the property will remain with Compania Minera Solitario Argentina S.A. until the full 75% interest in the property is vested by Latin American Minerals. Upon Latin American Minerals earning a 75% interest in the property, the parties intend to establish a formal joint venture to manage the development and operations of the property.

The Company acquired its option to earn a 75% working interest in the property from TNR Gold Corp. in 2003. To vest its interest in the property, we were required to make a total of $2,000,000 in exploration expenditures as well as issue shares to TNR Gold Corp. The Company spent a total of $606,995 on the property. To facilitate the option agreement with Latin American Minerals, TNR Gold Corp. and our company have mutually agreed to renegotiate the terms of the La Carolina option agreement. TNR Gold Corp. and our company have agreed to the following terms: our company has fully vested its interest in the project; our company reduces its vested interest from the originally contemplated 75% to 50%, effective immediately; our company agrees to issue 150,000 shares to Compania Minera Solitario Argentina S.A., and TNR Gold Corp. agrees that such issuance is compensation to TNR Gold Corp. and Compania Minera Solitario Argentina S.A. for its agreement. In addition, our company and TNR Gold Corp. agree to manage the project via management committee and acceptable budgets, subject to the option agreement held by Latin American Minerals.

Item 9.01. Financial Statements and Exhibits.

10.1	Option agreement with Latin American Minerals Inc., TNR Gold Corp. and Compania Mineral Solitario Argentina S.A
99.1	News Release issued by the Registrant on November 29, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOCOM RESOURCES, INC.

/s/ John Hiner

John Hiner, President

Date: December 7, 2005